Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated May 4, 2007, with respect to the consolidated financial statements of Tm Bioscience Corporation as at December 31, 2006 and 2005 and for the years then ended, in the Current Report on Form 8-K/A of Luminex Corporation dated May 9, 2007.
We further consent to the incorporation by reference in the following Registration Statements of Luminex Corporation:

[a]	Registration Statement (Form S-8 No. 333-46686) pertaining to the 2000 Long-Term Incentive Plan;

[b]	Registration Statement (Form S-8 No. 333-87918) pertaining to the 2001 Broad-Based Stock Option Plan;

[c]	Registration Statement (Form S-8 No. 333-118772) pertaining to the Balthrop Non-Qualified Stock Option Agreement;

[d]	Registration Statement (Form S-8 No. 333-134450) pertaining to the 2006 Equity Incentive Plan and the 2006 Management Stock Purchase Plan; and

[e]	Registration Statement (Form S-8 No. 333-141042) pertaining to the Tm Bioscience Corporation Share Option Plan;
of our report dated May 4, 2007, with respect to the consolidated financial statements of Tm Bioscience Corporation as at December 31, 2006 and 2005 and for the years then ended, included in the Current Report on Form 8-K/A of Luminex Corporation dated May 9, 2007.

Toronto, Canada	/s/ Ernst & Young LLP
May 9, 2007	Chartered Accountants
Licensed Public Accountants